United States

Securities and Exchange Commission

 Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report: March 27, 2018
 (Date of Earliest Event Reported)

REALTY INCOME CORPORATION
 (Exact name of registrant as specified in its charter)

Maryland	1-13374	33-0580106

(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

11995 El Camino Real, San Diego, California 92130
(Address of principal executive offices)

(858) 284-5000

(Registrant’s telephone number, including area code)

N/A

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 8.01 Other Events

On March 27, 2018, Realty Income Corporation (the “Company”) entered into a purchase agreement with Citigroup Global Markets Inc., Barclays Capital Inc., BNY Mellon Capital Markets, LLC, Mizuho Securities USA LLC, RBC Capital Markets, LLC and U.S. Bancorp Investments, Inc. as representatives (the “Representatives”) of the underwriters listed therein (the “Underwriters”), pursuant to which the Company agreed to issue and sell $500,000,000 aggregate principal amount of its 3.875% Notes due 2025. The offering is anticipated to close on April 4, 2018, subject to the satisfaction of customary closing conditions.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

1.1	Purchase Agreement, dated March 27, 2018 between the Representatives of the Underwriters and the Company.

INDEX TO EXHIBITS

Exhibit No.	Description

1.1	Purchase Agreement, dated March 27, 2018, between the Representatives of the Underwriters and the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 29, 2018	REALTY INCOME CORPORATION

	By:	/s/ MICHAEL R. PFEIFFER

Michael R. Pfeiffer

Executive Vice President, General Counsel and Secretary